Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the Dynex Capital, Inc. 2004 Stock Incentive Plan, of our reports dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, appearing in Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP

Richmond, Virginia
May 21, 2009